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PRICING SUPPLEMENT NO. 1 DATED JUNE 28, 2002                                   REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED MAY 16, 2002                                       FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED APRIL 29, 2002)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     50MM                     Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       June 28,2002             Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        June 28, 2004            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  Fed Funds Effective

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         Daily
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    Quarterly. Pays
                                                                                                    the 28th of each
                                                                                                    March, June,
                                                                                                    September and
                                                                                                    December.

Spread to Index:                      +29 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      28th each March,         renewable, dual currency,
                                      June, September and      amortizing, or OID, if applicable:
                                      December maturity.
                                      Subject to the modified
                                      following business
                                      convention.

Interest Determination Date:          Daily Previous Day       Day Count:                               ACT/360
                                      Fed Funds Effective H
                                      .15As shown on
                                      Telerate page 118 or
                                      successor pages.

                                                               CUSIP:                                   22541FCW4

First Interest Payment Date:          September 30th 2002

Settlement:                           DTC #355

                        ----------------------------------------------------------------------

                                             CREDIT SUISSE FIRST BOSTON
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